EXHIBIT 24.1

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a director of ALLTEL Corporation (“ALLTEL”), acting pursuant to authorization of the Board of Directors of ALLTEL, hereby appoints Scott T. Ford, Francis X. Frantz, and Jeffery R. Gardner, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of ALLTEL, to sign a Registration Statement on Form S-4 (or any successor form), together with all necessary exhibits, and any amendments (including post effective amendments) and supplements thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of shares of ALLTEL common stock in connection with the merger of Western Wireless Corporation with and into a wholly-owned subsidiary of ALLTEL, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

     IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of February, 2005.

Signature	Title
/s/ Joe T. Ford (Joe T. Ford)	Chairman of the Board
/s/ John R. Belk (John R. Belk)	Director
/s/ William H. Crown (William H. Crown)	Director
/s/ Dennis E. Foster (Dennis E. Foster)	Director
/s/ Lawrence L. Gellerstedt, III (Lawrence L. Gellerstedt, III)	Director
/s/ Emon A. Mahony, Jr. (Emon A. Mahony, Jr.)	Director
/s/ John P. McConnell (John P. McConnell)	Director
/s/ Josie C. Natori (Josie C. Natori)	Director

Signature	Title
/s/ Gregory W. Penske (Gregory W. Penske)	Director
/s/ Frank E. Reed (Frank E. Reed)	Director
/s/ Warren A. Stephens (Warren A. Stephens)	Director
/s/ Ronald Townsend (Ronald Townsend)	Director